UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):
March 4, 2016 (February 26, 2016)

Joey New York, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-180954	68-0682410
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Trump Tower I, 16001 Collins Ave #3202 Sunny Isles Beach, Florida	33160
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (305) 948-9998

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On February 26, 2016 Joey New York, Inc. ("JOEY" or the "Company") entered into an Agreement and Plan of Merger with its wholly-owned subsidiary, Joey Merger Subsidiary, Inc., a Nevada Corporation ("Merger Sub"), with Merger Sub being the surviving entity but with a name change to Joey New York, Inc..   As part of that merger, each 200 shares of our common stock were exchanged for one share in the surviving company.  The officers and directors of JOEY remain the officers and directors subsequent to the merger.  The reverse exchange ratio of 1 share for 200 shares will become effective on the stock market upon review by and approval by the Financial Industry Regulatory Authority ("FINRA").

Item 9.01.  Financial Statements and Exhibits

The following exhibits are filed herewith:

No.	Description

10.1	Articles of Merger and Agreement and Plan of Merger dated February 26, 2016 between Joey New York, Inc. and Joey Merger Subsidiary, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOEY NEW YORK, INC.
(Registrant)

Dated: March 4, 2016	By: \s\ Richard Roer
Richard Roer
President